Exhibit 99.3
To the Board of Directors of
Interactive Therapy Group Consultants, Inc.
We have audited the accompanying balance sheets of Interactive Therapy Group Consultants, Inc. (an S corporation) as of December 31, 2007 and 2006 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Therapy Group Consultants, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Christopher L. Rauscher, C.P.A., P.C.
Fayetteville, NY
June 3, 2008

INTERACTIVE THERAPY GROUP CONSULTANTS, INC.
Balance Sheets

	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$194,793	$11,055
Accounts receivable	683,277	965,515
Prepaid expenses and other current assets	10,524	10,524

Total current assets	888,594	987,094
Property and equipment, net	259,282	355,577
Other assets	15,145	23,973

Total assets	$1,163,021	$1,366,644

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	$113,511	$121,526
Accrued expenses	303,312	399,681
Beacon Federal line of credit	698,285	195,000
Note payable — Beacon Federal	111,816	102,295
Note payable — Bankers Healthcare Group	4,587	—
Capital lease obligations — current	29,986	50,910

Total current liabilities	1,261,497	869,412

Long-term liabilities:
Note payable — Beacon Federal, net of current portion	367,512	480,910
Note payable — Bankers Healthcare Group, net of current portion	50,208	—
Capital lease obligations, net of current portion	43,520	109,511

Total long-term liabilities	461,240	590,421

Commitments

Stockholders’ deficiency:
Common stock, no par value. Authorized 200 shares; 51 shares issued and outstanding	—	—
Accumulated deficit	(559,716)	(93,189)

Total stockholders’ deficiency	(559,716)	(93,189)

Total liabilities and stockholders’ deficiency	$1,163,021	$1,366,644

See accompanying notes to financial statements.

INTERACTIVE THERAPY GROUP CONSULTANTS, INC.
Statements of Operations and Accumulated Deficit

	For the years ended
	December 31,
	2007	2006
Revenues	$5,694,683	$6,937,909
Cost of services	3,977,999	5,287,073

Gross profit	1,716,684	1,650,836
Selling, general and administrative expenses	2,022,583	1,752,941

Loss from operations	(305,899)	(102,105)
Other expenses:
Interest expense	88,199	59,027

Net loss	(394,098)	(161,132)
Retained earnings (Accumulated deficit), beginning of year	(93,189)	199,924
Distributions to stockholders	(72,429)	(131,981)

Accumulated deficit, end of year	$(559,716)	$(93,189)

See accompanying notes to financial statements.

INTERACTIVE THERAPY GROUP CONSULTANTS, INC.
Statements of Cash Flows

	For the years ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(394,098)	$(161,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	84,374	74,608
Changes in operating assets and liabilities:
Accounts receivable	282,238	(610,093)
Prepaid expenses and other current assets	—	1,063
Other assets	8,828	(12,974)
Accounts payable	(8,013)	84,103
Accrued expenses	(96,368)	(216,844)

Net cash used in operating activities	(123,039)	(841,269)

Cash flows from investing activities:
Capital expenditures	(21,656)	(85,085)

Net cash used in investing activities	(21,656)	(85,085)

Cash flows provided by financing activities:
Net proceeds from notes payable	400,862	742,531
Distributions to shareholders	(72,429)	(131,981)

Net cash provided by financing activities	328,433	610,550

Net increase (decrease) in cash and cash equivalents	183,738	(315,804)
Cash and cash equivalents — beginning of year	11,055	326,859

Cash and cash equivalents — end of year	$194,793	$11,055

Supplemental disclosure:
Cash paid for interest	$88,199	$59,027

See accompanying notes to financial statements.

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006
(1)	Summary of Significant Accounting Policies
(a)	Nature of Business

Interactive Therapy Group Consultants, Inc. (the “Company”), formally CNY Speech-Language Consultants, Inc., founded in 1996, provides a comprehensive range of services to children with developmental delays and disabilities including diagnosis and treatment of speech and language pathology, occupational therapy, physical therapy, speech education and psychology to schools and preschools.

(b)	Revenue Recognition

The Company recognizes revenue for services rendered when there is evidence of billable time expended and recoverability is reasonably assured.

(c)	Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents. From time to time, the Company invests its excess cash in money market accounts that are stated at cost and approximate market value.

(d)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the estimated life of the improvement or the term of the lease, whichever is shorter.

(e)	Income Taxes

For Federal and state income tax reporting purposes, the Company has elected “S” corporation status. This election provides that, in lieu of corporate income taxes, the stockholders are taxed on the Company’s taxable income on their respective individual income tax returns. Accordingly, there is no provision for Federal income taxes in the accompanying combined financial statements. The Company remains subject to certain state and local taxes.

(f)	Concentration of Credit Risk

Service revenue is concentrated with a limited number of clients throughout New York State; municipalities within New York State provide substantial and significant revenue to the Company. This concentration of customers may impact the Company’s overall exposure to credit risk, either positively or negatively, in that the Company’s customers may be similarly affected by changes in economic or other conditions in New York State.

(g)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006
the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.
(2)	Property and Equipment

Property and equipment consists of the following at December 31, 2007 and 2006:

			Estimated
	2007	2006	useful life
Equipment and furniture	$154,268	$160,066	5 years
Capitalized leases	162,680	196,256	5 years
Software	232,002	218,811	5 to 15 years
Leasehold improvements	4,962	—	2 years

	553,912	575,133
Less accumulated depreciation	(294,630)	(219,556)

	$259,282	$355,577

Depreciation and amortization expense for the years ended December 31, 2007 and 2006 amounted to $84,374 and $74,608, respectively.

(3)	Beacon Federal Line of Credit

On September 14, 2007, the Company re-negotiated its credit facility with Beacon Federal, a Federal savings association (the “Beacon Credit Facility”), to provide for a $700,000 revolving credit line. The facility expires on December 15, 2008, as amended. Borrowings under the Beacon Credit Facility may be used to restructure and replace existing lines of credit and/or to provide working capital to the Company. The Beacon Credit Facility contains customary event-of-default provisions and is secured by a first priority perfected lien on the Company’s accounts receivable, general intangibles, equipment and chattel paper and the personal guarantee of the spouse of the Company’s majority stockholder. Borrowings bear interest at a variable rate based on the published prime rate plus 1.00%. As of December 31, 2007, the Company had $698,285 outstanding under the Beacon Credit Facility.

(4)	Notes Payable — Beacon Federal

On October 20, 2006, the Company entered into a five-year note payable in the amount of $600,000, payable in monthly installments of $12,083 plus interest at 7.60% per annum. The note is secured by all assets of the Company with personal guarantees from the majority stockholder and his spouse. As of December 31, 2007, the note payable had an outstanding balance of $479,328.

(5)	Note Payable — Bankers Healthcare Group

On September 1, 2007, the Company entered into a seven-year note payable with Bankers Healthcare Group, Inc. in the amount of $55,817, including closing costs. The note is payable in monthly installments of $1,172 and bears interest at 18%. The note is secured by personal guarantees from the majority shareholder and his spouse.

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006
(6)	Capital Lease Obligations

Future minimum lease payments under capital leases as of December 31, 2007 are as follows:

2008	$31,915
2009	21,523
2010	21,523
2011	9,383

Total minimum lease payments	84,344
Less: Amounts representing interest	(10,838)

Present value of minimum lease payments	73,506
Less: Current portion	(29,986)

Long-term portion of capital leases	$43,520

(7)	Related Party Transactions

The Company rented office space for its corporate headquarters from KC Ventures LLC (“KCV”), a sole member New York State Limited Liability Company owned by the spouse of the Company’s majority stockholder, at a fixed cost which approximated fair market value. Rent expense paid to KCV for the years ended December 31, 2007 and 2006 was $117,440 and $100,250, respectively. KCV sold this property in January 2008.

(8)	Major Customers

During the years ended December 31, 2007 and 2006, the Company had three customers that accounted for 20% and 23%, 17% and 21% and 17% and 15% of revenues, respectively. In addition, the Company had a fourth customer that accounted for 17% of revenues during the year ended December 31, 2007.

(9)	Retirement Plan

The Company sponsors a retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), for all employees meeting certain service requirements. Participants may contribute a percentage of compensation not to exceed the maximum allowed under the Code. The Company did not make any matching contributions during the years ended December 31, 2007 and 2006.

(10)	Commitments and Contingencies
(a)	Legal Matters

The New York State Insurance Fund has alleged that the Company has not paid premiums in the amount of $81,354. This claim is presently in review and arises over a dispute over the proper classification of employees for workers compensation purposes. The Company has retained counsel to appeal the proper classification of employees before the New York State Compensation Ratings Board. The Company is of the opinion that the ultimate disposition of this matter will not have a material adverse effect on its financial position.

Interactive Therapy Group Consultants, Inc.
Notes to Financial Statements
Years Ended December 31, 2007 and 2006
(b)	Operating Leases

Rental expense under leases for office space that expire in April 2013 amounted to $262,262 and $242,240, inclusive of rent expense of $117,440 and $100,250 paid to a related party, for the years ended December 31, 2007 and 2006, respectively. Minimum lease payments under noncancelable operating leases for each of the five succeeding years and in the aggregate under these leases as of December 31, 2007 are as follows:

2008	$143,000
2009	148,000
2010	117,000
2011	55,000
2012	55,000
thereafter	18,000

Total minimum lease payments	$536,000

(11)	Subsequent Events

The majority shareholder of the Company has entered into a Letter of Intent to sell all of the shares of outstanding stock of the Company to a publicly-traded entity pursuant to the execution and delivery of a definitive Stock Purchase Agreement. The transaction is expected to be completed in September 2008.